EXHIBIT 99.1

Shaun Lynn appointed Vice Chairman of BGC Partners and will transition from role as President

NEW YORK, NY – August 14, 2020 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC” or the “Company”), a leading global brokerage and financial technology company, today announced that Shaun Lynn has been appointed Vice Chairman of the Company, and will transition from his current role of President, effective October 1, 2020. Mr. Lynn will continue to work for the Company on matters including strategy and corporate development.

Howard Lutnick, Chairman of the Board and Chief Executive Officer of BGC, alongside the team Shaun appointed and developed, including Sean Windeatt, Chief Operating Officer; Steve Bisgay, Chief Financial Officer; Jean-Pierre Aubin, Anthony Warner and Julian Swain, Co-Heads of Global Brokerage, will continue to manage day-to-day operations of the business.

Mr. Lutnick commented, “I want to thank Shaun for his incredible contributions as a founder and leader of BGC Partners. During his tenure, Shaun leveraged his expertise to help BGC grow dramatically and drive forward our many strategic initiatives.”

“Shaun has been a vital partner and builder of our management team. We are grateful for his contributions and leadership throughout his tenure including his stewardship throughout the COVID-19 pandemic and the invaluable role he played in Cantor Fitzgerald’s recovery after the events of September 11, 2001. I look forward to continuing to work with him on the strategic vision of the firm and to advance our business objectives in his new capacity as Vice Chairman.”

Mr. Lynn stated, “I have been fortunate to be a part of BGC’s tremendous global growth since its inception, and I am proud to see how far the Company has come. It has been an honor working with such a talented management team for more than three decades.”

About BGC Partners, Inc.
BGC Partners is a leading global brokerage and financial technology company. BGC specializes in the brokerage of a broad range of products, including fixed income (rates and credit), foreign exchange, equities, energy and commodities, shipping, insurance, and futures. BGC also provides a wide variety of services, including trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC's customers include many of the world's largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC's Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol "BGCP". BGC Partners is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are "forward-looking statements" that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company's business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC's Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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